UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2007

Santa Lucia Bancorp

(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA		93422
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code  (805) 466-7087

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Plans

On April 12, 2007, the Salary Continuation Agreement for Larry H. Putnam dated February 1, 1997 was amended to increase the annual retirement benefit from $36,000 to $56,000 upon normal retirement age of 65.

On April 12, 2007, the Salary Continuation Agreement for John C. Hansen dated April 15, 1998 was amended to increase the annual retirement benefit $45,000 when the executive attains age 70.  This does not affect the original $30,000 annual benefit to be paid at the normal retirement age of 65.

On April 12, 2007 the Salary Continuation Agreement for William F. Filippin dated May 22, 2001 was amended to increase the annual retirement benefit from $25,000 to $50,000 upon normal retirement age of 65.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2007	SANTA LUCIA BANCORP

	By:	/s/ Larry H. Putnam
Larry H. Putnam
President & CEO